Exhibit 10.12

Waiver and Amendment to Loan Documents

THIS WAIVER AND AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of March 25, 2003, by and between INTEST CORPORATION, INTEST SUNNYVALE CORPORATION, TEMPTRONIC CORPORATION, INTEST INVESTMENTS, INC., INTEST LICENSING CORP. and INTEST IP CORP. (collectively, the "Borrowers"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

BACKGROUND

A. The Borrowers have executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the "Loan Documents") which evidence or secure some or all of the Borrowers' obligations to the Bank for one or more loans or other extensions of credit (the "Obligations").

B. The Borrowers and the Bank desire to amend the Loan Documents and to waive certain defaults under the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended and certain defaults under the Loan Documents are waived as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. The Borrowers hereby certify that: (a) all of their representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms. The Borrowers confirm that the Obligations remain outstanding without defense, setoff, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrowers hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers' existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5. To induce the Bank to enter into this Amendment, the Borrowers waive and release and forever discharge the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrowers further agree to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrowers further state that they have carefully read the foregoing release and indemnity, know the contents thereof and grant the same as their own free act and deed.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7. This Amendment will be binding upon and inure to the benefit of the Borrowers and the Bank and their respective heirs, executors, administrators, successors and assigns.

8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). The Borrowers expressly ratify and confirm the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

INTEST CORPORATION
INTEST SUNNYVALE CORPORATION
TEMPTRONIC CORPORATION
INTEST INVESTMENTS, INC.
INTEST LICENSING CORP.
INTEST IP CORP.

By: /s/ Hugh T. Regan, Jr.
     Hugh T. Regan, Jr.
     Secretary and Treasurer

Attest: /s/ Susan Dawson
Print Name: Susan Dawson
Title:___________________
(Include title only if an officer of entity signing to the right)

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Gary R. Martz
     Gary R. Martz
     Vice President

EXHIBIT A TO
WAIVER AND AMENDMENT TO LOAN DOCUMENTS
DATED AS OF MARCH 25, 2003

A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

    Letter Agreement dated May 29, 2002 (the "Letter Agreement")
    $5,000,000 Amended and Restated Committed Line of Credit Note (the "Existing Note")
    Security Agreement dated May 29, 2002
    Borrowing Base Rider dated May 29, 2002
    All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B. The Borrowers have acknowledged and agreed with the Bank that the Borrowers failed to comply with the provisions of Section B(3) of the Financial Covenants section contained in Exhibit A to the Letter Agreement for the period ended December 31, 2002. The Borrowers' failure to comply with the foregoing section of the Letter Agreement constitutes an Event of Default under the Loan Documents. The Borrowers have requested that the Bank waive this Event of Default. In reliance upon the Borrowers' representations and warranties and subject to the terms and conditions herein set forth, the Bank agrees to grant a waiver of Borrowers' non-compliance with the foregoing section of the Letter Agreement and of the Event of Default that would otherwise result from a violation of such section, solely for the period ended as of December 31, 2002. The Borrowers agree that they will hereafter comply fully with this and all other provisions of the Loan Documents, which remain in full force and effect. Except as expressly described above, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the Bank's exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Borrowers or any guarantor in any way from any of their respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

C. The Loan Documents are amended as follows:

    Section 1 of the Letter Agreement is hereby amended and restated in its entirety to read in full as follows:

    "1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrowers may request and the Bank, subject to the terms and conditions of this Letter Agreement, will make advances to the Borrowers from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $200,000 (the "Line of Credit" or the "Loan"). The "Expiration Date" means September 30, 2004, or such later date as may be designated by the Bank by written notice to the Borrowers. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrowers.

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    The Borrowers may request that the Bank, in lieu of cash advances, issue standby letters of credit (individually, a "Letter of Credit" and collectively the "Letters of Credit") under the Line of Credit having expiration dates not to exceed one (1) year from the date of issuance. The availability of advances under the Line of Credit shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn). Each payment by the Bank under a Letter of Credit shall in the Bank's discretion constitute an advance of principal under the Line of Credit and shall be evidenced by the Note (as defined below). The Letters of Credit shall be governed by the terms of this letter and by one or more reimbursement agreements, in form and content satisfactory to the Bank, executed by the Borrowers in favor of the Bank (collectively, the "Reimbursement Agreement"). Each request for the issuance of a Letter of Credit must be accompanied by the Borrowers' execution of an application on the Bank's standard forms (each, an "Application"), together with all supporting documentation. Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank. The Borrowers shall pay to Bank a Letter of Credit fee in an amount equal to 2.25% per annum of the face amount of each Letter of Credit, which fee shall be payable quarterly in arrears on the first day of each calendar quarter, together with such other customary fees, commissions and expenses therefor as shall be required by the Bank. This letter is not a pre-advice for the issuance of a letter of credit and is not irrevocable."

    Sections A(1)(d) and A(1)(e) of the Financial Reporting Covenants section contained in Exhibit A to the Letter Agreement are hereby deleted in their entirety.
    Section B of Exhibit A to the Letter Agreement is hereby amended and restated in its entirety to read in full as follows:

    "B. FINANCIAL COVENANTS:

    1. The Borrowers shall have at all times unencumbered cash and cash equivalents satisfactory to Bank with a value of at leas $200,000, maintained with financial institutions or brokerage firms in one or more accounts located in the United States of America (the "Liquidity Covenant")."

    Concurrently with the execution and delivery of this Amendment, the Borrowers shall execute and deliver to the Bank a second amended and restated committed line of credit note (the "Restated Note") evidencing the Line of Credit in the principal amount of $200,000. Upon receipt by Bank of the Restated Note, the Existing Note shall be cancelled and returned to the Borrowers; the Line of Credit and all accrued and unpaid interest on the Existing Note shall thereafter be evidenced by the Restated Note; and all references to the "Note" evidencing the Line of Credit in any documents relating thereto shall thereafter be deemed to refer to the Restated Note. Without duplication, the Restated Note shall not constitute a novation and shall in no way extinguish the Borrowers' unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the Existing Note.

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D. Conditions to Effectiveness of Amendment: The Bank's willingness to agree to the waivers and amendments set forth in this Amendment is subject to the :execution by all parties and delivery to the Bank of the following:

    This Amendment; and
    The Restated Note.

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